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                       SUPPLEMENT DATED JANUARY 26, 2001
                     TO PROSPECTUS DATED JUNE 23, 2000 FOR
                    KEMPER INVESTORS LIFE INSURANCE COMPANY
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                    INDIVIDUAL AND GROUP VARIABLE AND MARKET
                   VALUE ADJUSTED DEFERRED ANNUITY CONTRACTS

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                                ZURICH PREFERRED
                                   Issued By
                    KILICO VARIABLE ANNUITY SEPARATE ACCOUNT
                                       of
                    KEMPER INVESTORS LIFE INSURANCE COMPANY

This Supplement amends certain information contained in your Prospectus concerning the minimum initial Purchase Payment. Please read it carefully and keep it with your Prospectus for future reference.

The third paragraph under the section entitled "SUMMARY", appearing on page 3 of the Prospectus, is hereby deleted and replaced with the following:

     "The minimum initial Purchase Payment is $10,000 and, subject to certain exceptions, the minimum subsequent payment is $100."

The first sentence under the section entitled "THE CONTRACTS" under the paragraph entitled "A. GENERAL INFORMATION", appearing on page 13 of the Prospectus, is hereby deleted and replaced with the following:


     "The minimum initial Purchase Payment is $10,000 and the minimum subsequent payment is $100."